                                                                   Exhibit 10.13

                               Dated 17 July 1998

                                   ASHER GRATT

                                BERNARD LEBRECHT

                               GOLDVALLEY LIMITED

                                       and

                                ECONOPHONE INC.

                          ----------------------------

                            SHARE PURCHASE AGREEMENT

                          ----------------------------

                               Slaughter and May
                              35 Basinghall Street
                                London EC2V 5DB
                                   (CFIS/DHW)
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                                    CONTENTS

                                                      Page

1.       Interpretation                                  1

2.       Sale and Purchase                               4

3.       Consideration                                   5

4.       Completion                                      5

5.       Sellers' Warranties                             6

6.       Restrictions on Sellers' Business Activities    7

7.       Purchaser's Indemnity                           8

8.       Ancillary Agreements                            8

9.       Purchaser's Warranties                          9

10.      Provision of Business Information               9

11.      Interest                                       10

12.      Effect of Completion                           10

13.      Joint and Several Liability                    10

14.      Remedies and Waivers                           10

15.      Assignment                                     11

16.      Further Assurance                              11

17.      Notices                                        11

18.      Announcements                                  12

19.      Confidentiality                                13

20.      Restrictive Trade Practices Act 1976           13

21.      Costs and Expenses                             13
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22.      Counterparts                                   13

23.      Time of Essence                                14

24.      Invalidity                                     14

25.      Choice of Governing Law                        14

26.      Agent For Service                              14


         Schedule 1  Completion Arrangements            16

         Schedule 2  Warranties                         18

         Schedule 3  Specified Personal Guarantees      20

         Schedule 4  Employee Share Options             21

         Schedule 5  Disclosed Liabilities              22
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THIS AGREEMENT is made on 17 July, 1998

Between:

1.       ASHER GRATT of 24 Gilda Crescent, London, N16 5JP, England
         ("MR. GRATT")

2.       BERNARD LEBRECHT of 13 Broom Lane, Salford, M7 4EQ, England
         ("MR. LEBRECHT")

         (together called the "SELLERS")

3. GOLDVALLEY LIMITED of 312 High Road, London, N15 4BN (registered in England No. 03269567) ("GVL").

AND

4. ECONOPHONE INC. of 45 Broadway, 30th Floor, New York, New York 10006, USA (the "PURCHASER")

WHEREAS:-

(A) The Sellers have agreed to sell and the Purchaser had agreed to purchase the Shares in each case on the terms and subject to the conditions of this agreement.

(B) GVL was formerly the registered holder of the Shares and gives certain warranties and undertakings in relation to the sale and purchase of Shares.

NOW IT IS HEREBY AGREED as follows:-

1.       INTERPRETATION

1.1      In this agreement and the schedules to it:-

         IN THE "AGREED FORM"       means in the form of the relevant document
                                    contained in the bundle of agreed form
                                    documents which has been initialled for the
                                    purposes of identification only prior to the
                                    execution of this agreement by or on behalf
                                    of the Purchaser and the Sellers
                                    incorporating any changes subsequently
                                    agreed to be made by or on behalf of the
                                    Purchaser and the Sellers;
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                                       2


"BOOKS AND RECORDS"                 means books and records and includes,
                                    without limitation, all notices, accounting and tax records, correspondence, orders, inquiries, and other documents and all computer disks or tapes or other machine legible programs or other records;

"BUSINESS DAY"                      means a day (other than a Saturday or
                                    Sunday) on which banks are open for business in the relevant territory;

"BUSINESS INFORMATION"              means all information and know-how (whether
                                    or not confidential and in whatever form
                                    held);

"CLAIM"                             Means any claim in respect of the
                                    Warranties;

"COMPANY"                           means Telco Global Communications of 312
                                    High Road, London, N15 4BN, England
                                    (registered in England no. 03243408);

"COMPLETION"                        means completion of the sale and purchase of
                                    the Shares under this agreement and the
                                    various other transactions referred to in this agreement;

"COMPLETION DATE"                   Means the date of signing of this agreement
                                    or such later date as Completion occurs
                                    pursuant to CLAUSE 4.5(A);

"CONFIDENTIAL INFORMATION"          means all information relating to this
                                    agreement or any agreement or document
                                    contemplated by this agreement and all
                                    information relating to any party;

"EMPLOYEE SHARE OPTIONS"            means options and similar interests granted
                                    to certain employees of the Company to
                                    participate in the capital of the Company, full particulars of which are disclosed in
                                    SCHEDULE 4;

"EMPLOYMENT AGREEMENT"              means an employment agreement and restricted
                                    share award to be entered into between the Company and Mr Gratt in the Agreed Form;

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                                       3


"INFORMATION TECHNOLOGY"            means computer hardware, software, networks
                                    and/or other information technology and any aspect or asset of a business which relies on computer hardware, software, networks and/or other information technology (whether embedded or otherwise);

"LEASE" means the lease between a subsidiary of the Purchaser and Goldbury Limited of the premises at 312 High Road, London, N15 4BN.

"LOAN NOTES"                        means loan notes to be issued by the
                                    Purchaser pursuant to a loan note instrument in the Agreed Form;

"NON-COMPETE PERIOD"                means the period beginning at the signing of
                                    this agreement and ending on the first
                                    anniversary of the termination or expiry of the Employment Agreement;

"SERVICE DOCUMENT"                  means a writ, summons, order, judgment or
                                    other document relating to or in connection with any proceedings in England and Wales arising out of or in connection with this agreement;

"SHARES" means all the ordinary shares in the capital of the Company owned by the Sellers;

"SHARE PURCHASE DOCUMENTS"          means this agreement together with those
                                    documents expressly referred to or
                                    contemplated by this agreement;

"SOFTWARE LICENCE AGREEMENT"        means the agreement to be entered into
                                    between the Company and Mr Gratt in the
                                    Agreed Form concerning certain software;

"SPECIFIED PERSONAL GUARANTEES"     means the personal guarantees of the
                                    obligations of the Company given by the
                                    Sellers, full particulars of which are
                                    listed in SCHEDULE 3;

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                                       4


"TAXATION"                          means and includes all forms of taxation and
                                    statutory, governmental, supra-governmental, state, principal, local governmental or municipal impositions, duties, contributions and levies, of any territory, whenever imposed and all penalties, charges, costs and interest relating thereto and without limitation any deductions or withholdings of any sort; and

"WARRANTIES"                        means the representation and warranties set
                                    out in SCHEDULE 2 given by the Sellers and GVL and "WARRANTY" shall be construed accordingly.

1.2      In this agreement, unless otherwise specified:-

         (A) references to clauses, sub-clauses, paragraphs and sub-paragraphs and schedules are to clauses, paragraphs and sub-paragraphs of, and schedules to, this agreement;

         (B)      references to warranty clauses are references to clauses of
                  SCHEDULE 2;

         (C) references to writing shall include any modes of reproducing words in a legible and non-transitory form;

         (D)      references to times of the day are to London time;

         (E) headings to clauses and schedules are for convenience only and do not affect the interpretation of this agreement;

         (F) the schedules form part of this agreement and shall have the same force and effect as if expressly set out in the body of this agreement, and any reference to this agreement shall include the schedules; and

         (G) the wording "including" shall be deemed to be followed by the words "without limitation".

2.       SALE AND PURCHASE

2.1 The Sellers shall sell or procure the sale of and the Purchaser shall purchase the Shares with all rights attached or accruing to them at Completion.

2.2 At Completion the Sellers shall have the right to transfer to the Purchaser legal and beneficial title to the Shares.

2.3 The Shares are, and shall be transferred free from liens, equities and all charges and encumbrances and from all other rights exercisable by or claims by third parties.

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                                       5


2.4 The Purchaser shall be entitled to exercise all rights attached or accruing to the Shares including, without limitation, the right to receive all dividends, distributions or any return of capital declared, paid or made by the Company on or after the Completion Date.

2.5 For the avoidance of doubt, Part 1 of the Law of Property (Miscellaneous Provisions) Act 1994 shall not apply for the purposes of this agreement.

3.       CONSIDERATION

         The total consideration for the sale of the Shares shall be the issue by the Purchaser of Loan Notes to Mr Gratt in the principal sum of US$9,824,500 and to Mr Lebrecht in the principal sum of US$4,210,500.

4.       COMPLETION

4.1 Completion shall take place at 10 a.m. on the Completion Date at the offices of Frere Cholmeley Bischoff.

4.2      At Completion the Sellers shall do those things listed in Part I of
         SCHEDULE 1 and the Purchaser shall do those things listed in Part II of
         SCHEDULE 1.

4.3 Neither the Purchaser nor the Sellers shall be obliged to complete this agreement unless the other complies fully with the relevant requirements of SUB-CLAUSE 4.2 and SCHEDULE 1.

4.4 The Purchaser shall not be obliged to complete the sale and purchase of any of the Shares unless the sale and purchase of all the Shares is completed simultaneously. This sub-clause shall not limit any other clause of this agreement and in particular CLAUSE 14.

4.5 If the obligations of the Sellers or the Purchaser under SUB-CLAUSE 4.2 and SCHEDULE 1 are not complied with on the Completion Date the Purchaser or (as the case may be) the Sellers may:-

         (A) defer Completion until a date designated by the Purchaser (so that the provisions of this CLAUSE 4 shall apply to Completion as so deferred); or

         (B) proceed to Completion as far as practicable (without limiting its rights under this agreement); or

         (C)      treat this agreement as terminated for breach of a condition.

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                                       6


5.       SELLERS' WARRANTIES

5.1 GVL and Mr Gratt (and Mr Lebrecht in respect of warranty CLAUSE 1.2 only) jointly and severally represent and warrant to the Purchaser that each of the Warranties will be accurate in all material respects at Completion. If for any reason there is any interval of time between the time of this agreement and Completion, the Warranties will continue to be accurate in all respects as at Completion as if repeated thereon by reference to the facts and circumstances then subsisting at that date and on the basis that any reference in the Warranties, whether express or implied, to the date of this agreement is substituted by a reference to Completion.

5.2 The Sellers and GVL accept that the Purchaser is entering into this agreement in reliance upon each of the Warranties.

5.3 The Sellers and GVL undertake (if any Claim is made against them in connection with the sale of the Shares to the Purchaser) not to make any corresponding or connected claim against the Company.

5.4 Each of the Warranties shall be construed as a separate and independent warranty and (except where expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other Warranty.

5.5 Subject always to the provisions of paragraph 1.1 of SCHEDULE 6, if in respect of or in connection with any breach of any of the Warranties or any facts or matters warranted not being true any amount payable to the Purchaser by any of the Sellers or GVL is subject to Taxation, such payable amounts shall be paid to the Purchaser by the Sellers and GVL so as to ensure that the net amount received by the Purchaser is equal to the full amount payable to the Purchaser under this agreement.

5.6 Subject to CLAUSE 5.7, the Purchaser shall be entitled to set off any sum agreed between the parties or adjudicated by a court having appropriate jurisdiction to be payable by any of the Sellers or GVL under this CLAUSE 5 against any sum or sums payable under the Loan Notes.

5.7 If the Purchaser wishes to exercise its right of set-off under CLAUSE 5.6, it shall notify the Sellers and GVL of that fact. If at the end of 20 Business Days after the Sellers and GVL receiving such notification the parties have not agreed a sum (if any) to be so set off, the parties shall immediately appoint an appropriately qualified Queens Counsel to provide an opinion on the Claim in respect of which the Purchaser wishes to exercise its right of set off. If the parties fail within 10 Business Days of the expiry of the 20 Business Day period to agree on the appointment of a Queens Counsel, any party may refer the question of such appointment to the Chairman for the time being of the Council of the Bar, the Chairman's appointment being binding on all parties. If the parties fail to agree on the terms of the instructions to be submitted to the Queens Counsel, each party shall be entitled to submit separate instructions (such instructions to be submitted no later than 10 Business Days after the Queens

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                                       7


         Counsel's appointment) asking the Queens Counsel whether in his opinion, and on the basis of the instructions sent to him, either (and only either) the Purchaser would be more likely to succeed in its Claim (in the amount claimed or any other lower amount determined by the Queens Counsel to be appropriate) than the Sellers would be to defend it or the Sellers would be more likely to defend the Claim than the Purchaser would be to succeed in it (again in the amount claimed or any other lower amount determined by the Queens Counsel to be appropriate) and, subject to the requirements of this CLAUSE 5.7, it shall be the responsibility of the Queens Counsel to determine at his or her discretion the nature of his or her instructions. If, in the determination of the Queens Counsel (which determination shall be final and conclusive), the Purchaser would be more likely to succeed in its Claim (in the amount claimed or any other lower amount determined by the Queens Counsel to be appropriate) than the Sellers would be to defend it, then once the parties have executed an appropriate escrow agreement (in terms agreed between them or, in default of agreement within 5 Business Days, determined by the Queens Counsel appointed as above) and the Purchaser has paid the amount of the Claim (or any other lower amount determined by the Queens Counsel to be appropriate) into escrow, the Purchaser shall be entitled to set off any sums payable under the Loan Notes against that amount pending settlement or final determination of the Claim.

5.8 Where there is any breach of warranty clause 6 (ownership of assets) or warranty clause 7 (no claims) the Purchaser shall, without prejudice to its other remedies, be entitled to require the Sellers or GVL to, in the case of warranty clause 6.1, convey or procure the conveyance to the Company of such asset or interest or, in the case of warranty clause 6.2, extinguish or procure the extinction of such interest or the release from such contract or arrangement or, in the case of warranty clause 7, release or procure the release of such debt or obligation, as may be, in the reasonable opinion of the Purchaser, necessary to remedy the breach, and CLAUSE 16 shall apply accordingly.

5.9 The provisions of SCHEDULE 6 shall apply to limit or excuse any liability of the Sellers or GVL under CLAUSE 5.1, except in the case of fraud or dishonesty on the part of any of the Sellers or GVL.

6.       RESTRICTIONS ON SELLERS' BUSINESS ACTIVITIES

6.1 GVL and Mr Gratt severally undertake that they will not, either alone or in conjunction with or on behalf of any other person, do any of the following things:-

         (A) disclose to any other person or (in any way which may be detrimental to the business of the Purchaser or the Company as carried on at the Completion Date) use any information which is confidential to the Purchaser or the Company or their respective businesses for so long as that information remains confidential to the Purchaser or the Company or their respective businesses;

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                                       8


         (B) without limitation to the provision of this clause, in relation to a business which is competitive or likely to be competitive with the business of the Purchaser or the Company as carried on at the Completion Date, use any trade or business name or distinctive mark, style or logo used by or in the business of the Company or the Purchaser at any time or anything intended or likely to be confused with it;

         (C) within the Non-Compete Period and to the detriment of the Company or the Purchaser, solicit the custom, in relation to goods or services sold to any person by the Company or the Purchaser in the course of their respective businesses, of that person in respect of similar goods or services;

         (D) within the Non-Compete Period and to the detriment of the Company or the Purchaser, solicit or entice away from the Purchaser or the Company any person, firm, company or organisation at present an employee, agent or distributor of the Company, provided that an employee of the Company who responds to a publicly advertised job offer shall not be regarded as having been solicited for the purposes of this clause; nor

         (E)      assist any other person to do any of the foregoing things.

6.2 Each undertaking contained in this clause shall be construed as a separate undertaking and if one or more of the undertakings is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade, the remaining undertakings shall continue to bind GVL and Mr Gratt.

6.3 Without prejudice to any other remedy which the Purchaser might have, the parties acknowledge and agree that damages alone may not be an adequate remedy for any breach by GVL or Mr Gratt of this CLAUSE 6, so that in the event of a breach or anticipated breach of this CLAUSE 6, the remedies of injunction and/or an order for specific performance would in appropriate circumstances be available.

7.       PURCHASER'S INDEMNITY

         The Purchaser undertakes to hold each of the Sellers indemnified and to keep them indemnified from and against all actions, claims, proceedings, loss, damage, all payments, costs or expenses incurred by each of them in relation to or arising out of the Specified Personal Guarantees and any other guarantees or indemnities entered into by them in respect of the obligations or liabilities of the Company.

8.       ANCILLARY AGREEMENTS

8.1 In consideration of the Purchaser agreeing to purchase the Shares from the Sellers, Mr Gratt agrees that he will enter into the Software Licence Agreement.

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                                       9


8.2 The Purchaser and the Sellers undertake to procure the execution by the Company of the Software Licence Agreement.

8.3 The Purchaser and the Sellers undertake to procure the execution by the Company of the Employment Agreement.

9.       PURCHASER'S WARRANTIES

         The Purchaser warrants to the Sellers and GVL that:

         (A) It has the requisite power and authority to enter into and perform this agreement.

         (B) This agreement constitutes and the Share Purchase Documents will, when executed, constitute binding obligations of the Purchaser in accordance with their respective terms.

         (C) The execution and delivery of, and the performance by the Purchaser of its obligations under, this agreement and the Share Purchase Documents will not:-

                  (i) result in a breach of any provision of its constitutional documents;

                  (ii) result in a breach of, or constitute a default under, any instrument to which the Purchaser is a party or by which the Purchaser is bound; or

                  (iii) result in a breach of any order, judgment or decree of any court or governmental agency to which the Purchaser is a party or by which the Purchaser is bound; or

                  (iv) require any consent of its shareholders which has not been obtained.

10.      PROVISION OF BUSINESS INFORMATION

10.1     Following Completion and without prejudice to any of the Warranties:-

         (A) if any Business Information for the business of the Company is not in the possession or under the control of the Purchaser or the Company but is in the possession or under the control of any of the Sellers or GVL, the Sellers and GVL shall severally use their reasonable endeavours to procure that such Business Information is provided promptly to the Purchaser; and

         (B) if any Books or Records of any of the Sellers or GVL contain Business Information which is required for the business of the Company, the Sellers and GVL shall procure that copies of such Books or Records are given promptly to the Purchaser.

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                                       10


10.2 For the purposes of this clause and this agreement generally, "required for the business" means any Business Information of the Company which is or has in the last six years been used in the business of the Company or if it will be needed by the Company to carry on the business of the Company in the same manner as it is currently carried on or to fulfil any of the present contracts, plans or projects of the Company in relation to the business of the Company.

11.      INTEREST

11.1 If any party defaults in the payment when due of any sum payable under this agreement (whether determined by agreement or pursuant to an order of a court or otherwise), the liability of such party shall be increased to include interest on such sum from the date when such payment is due until the date of actual payment (as well after as before judgment) at a rate per annum of three per cent. above the base rate from time to time of Barclays Bank PLC. Such interest shall accrue from day to day and shall be compounded annually.

11.2 For the purposes of CLAUSE 11.1, sums payable under the Loan Notes shall be deemed not to be sums payable under this agreement.

12.      Effect of Completion

         Any provision of this agreement and any other documents referred to in it which is capable of being performed after but which has not been performed at or before Completion and all Warranties and covenants and other undertakings contained in or entered into pursuant to this agreement shall remain in full force and effect notwithstanding Completion.

13.      JOINT AND SEVERAL LIABILITY

13.1 The obligations of the Sellers and GVL under this agreement are joint and several unless otherwise specified.

13.2 If any liability of one of the Sellers or GVL is, or becomes illegal, invalid or unenforceable in any respect, that shall not affect or impair the liabilities of the other under this agreement.

14.      REMEDIES AND WAIVERS

14.1 No delay or omission on the part of any party to this agreement in exercising any right, power or remedy provided by law or under this agreement or any other documents referred to in it shall:-

         (A)      impair such right, power or remedy; or

         (B)      operate as a waiver thereof.

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                                       11


14.2 The single or partial exercise of any right, power or remedy provided by law or under this agreement shall not preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

14.3 The rights, powers and remedies provides in this agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

15.      ASSIGNMENT

15.1 The rights or benefits of or under this agreement and any agreements referred to in this agreement may be assigned (together with any cause of action arising in connection with any of them) by the Purchaser to a wholly-owned subsidiary or holding company, or a fellow wholly-owned subsidiary of the same holding company, of the Purchaser (each such person being referred to as a "Connected Person" of the Purchaser).

15.2     Obligations under this agreement shall not be assignable.

16.      FURTHER ASSURANCE

         Each party shall from time to time, on being requested in writing to do so by any other party, now or at any time in the future, do or procure the carrying out of all such acts and/or execute or procure the execution of all such documents as are reasonably necessary for giving proper effect to this agreement and securing to that other party the full benefit of the rights, powers and remedies conferred upon that other party in this agreement.

17.      NOTICES

17.1 Any notice to be given under this agreement shall be in writing and shall either be delivered personally or sent by first class recorded delivery post or facsimile transmission. Notices shall be addressed as provided in SUB-CLAUSE 17.3 and if so addressed, shall be deemed to have been served as follows:

         (i)      if personally delivered, at the time of delivery;

         (ii) if posted, at the expiration of 48 hours after the envelope containing the same was delivered into the custody of the postal authorities;

         (iii) is sent by air mail to an overseas address on the tenth Business Day after the date of posting; and

         (iv) if sent by facsimile transmission, at the time of transmission.

17.2 In proving such service it shall be sufficient to prove that personal delivery was made, or that the envelope containing such notice was properly addressed and delivered

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                                       12


         into the custody of the postal authority as a prepaid first class recorded delivery of that the facsimile was transmitted on a tested line as the case may be.

17.3 The relevant addressee, address and facsimile number of each party for the purposes of this agreement are:

         NAME OF PARTY             ADDRESS                       FACSIMILE NO.
         -------------             -------                       -------------

         THE PURCHASER             45 Broadway,                  212 344 8448
                                   30th Floor
                                   New York
                                   NY 10006

                                   Attn: Richard Shorten

         MR GRATT                  24 Gilda Crescent,            0181 376 2605
                                   London
                                   N16 5JP

         MR LEBRECHT               13 Broom Lane,                0161 792 0804
                                   Salford
                                   M7 4EQ

         GVL                       312 High Road                 0181 806 2175
                                   London
                                   N15 4BN

                                   Attn: Asher Gratt

18.      ANNOUNCEMENTS

18.1 No announcement concerning the sale of the Shares or any ancillary matter shall be made by any party without the prior written approval of the other parties (such approval not to be unreasonably withheld or delayed) unless the announcement is required by:-

         (A)      the law of any relevant jurisdiction;

         (B)      existing contractual obligations; or

         (C) any securities exchange or regulatory or governmental body to which a party is subject, wherever situated, whether or not the requirement has the force of law.

18.2 The restrictions contained in this clause shall continue to apply after Completion without limit in time.

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                                       13


19.      CONFIDENTIALITY

19.1 Each party undertakes to keep the Confidential Information of the other parties strictly confidential and not to disclose it to third parties.

19.2 The obligations in CLAUSE 19.1 shall not apply to any Confidential Information which is:-

         (A) in or enters the public domain through no fault of another party; or

         (B) required to be disclosed by any applicable law or securities exchange, regulatory or governmental body, provided that the disclosing party gives the other parties prior written notice of any such disclosure.

19.3 The restrictions contained in this clause shall continue to apply after Completion of the sale and purchase of the Shares under this agreement without limit in time.

20.      RESTRICTIVE TRADE PRACTICES ACT 1976

         If there is any provision of this agreement, or of any agreement or arrangement of which this agreement forms part, which causes or would cause this agreement or that agreement or arrangement to be subject to registration under the Restrictive Trade Practices Act 1976, then that provision shall not take effect until the day after particulars of this agreement or of that agreement or arrangement (as the case may be) have been furnished to the Director General of Fair Trading pursuant to section 24 of that Act.

21.      COSTS AND EXPENSES

         Each party shall pay its own costs and expenses in relation to the negotiations leading up to the sale of the Shares and to the preparation, execution and carrying into effect of this agreement and all other documents referred to in it, and the Sellers confirm that no expense of whatever nature relating to the sale of the Shares has been or is to be borne by the Company.

22.      COUNTERPARTS

22.1 This agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart.

22.2 Each counterpart shall constitute an original of this agreement, but all the counterparts shall together constitute but one and the same instrument.

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                                       14


23.      TIME OF ESSENCE

         Except as otherwise expressly provided, time is of the essence of this agreement.

24.      INVALIDITY

         If at any time any provision of this agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair:-

         (A) the legality, validity or enforceability in that jurisdiction of any other provision of this agreement; or

         (B) the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this agreement.

25.      CHOICE OF GOVERNING LAW

         This agreement shall be governed by and construed in accordance with English law. The parties hereto agree that the English courts are to have jurisdiction to settle any claim or matter arising under this agreement and each party submits to the jurisdiction of the English courts.

26.      AGENT FOR SERVICE

26.1 The Purchaser irrevocably appoints American Telemedia Limited of [insert address] to be its agent for the service of process in England. It agrees that any Service Document may be effectively served on it in connection with proceedings in England and Wales by service on its agent.

26.2 A copy of any Service Document served on an agent shall be sent by post to the Purchaser. Failure or delay in so doing shall not prejudice the effectiveness of service of the Service Document.

IN WITNESS WHEREOF THIS AGREEMENT IS EXECUTED by the duly authorised representatives of the parties on the day first written above as follows:-

Signed by ASHER GRATT
in the presence of:-


/s/ S. HERMER
    4 JOHN CARPENTER ST.
    LONDON EC 4

Signed by BERNARD LEBRECHT
in the presence of:-                    AS ATTORNEY


/s/
AS PRECEDING

Signed by A. GRATT
duly authorised for and on behalf of
GOLDVALLEY LIMITED
in the presence of:-


/s/
AS PRECEDING

Signed by                               /s/ D. H. WILKS
                                            DAVID HARDY WILKS

duly authorised for and on behalf of
ECONOPHONE INC.
in the presence of:-



SR.V.P.